Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Healthcare Realty Trust Incorporated
Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-273784 and No. 333-253604) and Form S-8 (No. 333-257755) of Healthcare Realty Trust Incorporated (the "Company") of our reports dated February 16, 2024, relating to the consolidated financial statements and schedules, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Nashville, Tennessee
February 16, 2024